Exhibit 3



                                    State of Delaware                   Page 1

                           Office of the Secretary of State
                             ____________________________


      I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF MERGER, WHICH MERGES:

      "MSAM ACQUISITION INC.", A DELAWARE CORPORATION,

      WITH AND INTO "VK/AC HOLDING, INC." UNDER THE NAME OF "VK/AC HOLDING, INC.", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE THIRTY-FIRST DAY OF OCTOBER, A.D. 1996, AT 1:15 O'CLOCK P.M.















                               [SEAL OF DELAWARE
                              SECRETARY'S OFFICE]


                                       /s/ Edward J. Freel
                                       Edward J. Freel, Secretary of State

      2311669        8100M             AUTHENTICATION: 8172548

      960317590                        DATE:  10-31-96











                             CERTIFICATE OF MERGER

                                      OF

                             MSAM ACQUISITION INC.

                                     INTO

                              VK/AC HOLDING, INC.

                          (Pursuant to Section 251 of
             the General Corporation Law of the State of Delaware)


                                  * * * * * *


            The undersigned does hereby certify that:

            FIRST: The names and state of incorporation of each of the constituent corporations is as follows:


            Name                            State of Incorporation
            ----                            ----------------------

      VK/AC Holding, Inc.                          Delaware

      MSAM Acquisition Inc.                        Delaware


            SECOND: An Agreement and Plan of Merger (the "Agreement") dated as of June 21, 1996, among VK/AC Holding, Inc., Morgan Stanley Group Inc., MSAM Holdings II, Inc. and MSAM Acquisition Inc. has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 251 of the General Corporation Law of the State of Delaware.

            THIRD: The name of the surviving corporation is VK/AC Holding, Inc.

            FOURTH: The restated certificate of incorporation of the surviving corporation is attached hereto as Exhibit A.

            FIFTH: The executed Agreement is on file at the principal place of business of the surviving corporation at One Parkview Plaza, Oakbrook Terrace, Illinois 60181.

            SIXTH: A copy of the Agreement will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.









            SEVENTH: This Certificate of Merger shall be effective at the time of filing with the Secretary of State of the State of Delaware.

            IN WITNESS WHEREOF, the undersigned has caused this instrument to be duly executed by its authorized officer.


Dated:  October 31, 1996



                                      VK/AC HOLDING, INC.


                                      By: /s/ Ronald A. Nyberg
                                          Name:  Ronald A. Nyberg
                                          Title: Executive Vice President










                                                                    Exhibit A
                                                                    ---------

                             RESTATED CERTIFICATE
                               OF INCORPORATION
                                      OF
                              VK/AC HOLDING, INC.

      1.    The name of the corporation is:  VK/AC Holding, Inc.

      2. The address of its registered office in the Sate of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

      3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

      4. The total number of shares of common stock which the corporation shall have authority to issue is One Thousand (1,000) and the par value of each of such shares is One Dollar ($1.00) amounting in the aggregate to One Thousand Dollars ($1,000).

      5. The board of directors is authorized to make, alter or repeal the by-laws of the corporation. Election of directors need not be by written ballot.

      6. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (i) for any breach by the director of his duty of loyalty to the corporation, or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit.

      No repeal, modification or amendment of, or adoption of any provision inconsistent with, this Paragraph 6 nor, to the fullest extent permitted by law, any modification of law shall adversely affect any right or protection of a director of the corporation existing at the time of such repeal, amendment, adoption or modification or affect the liability of any director of the corporation for any action taken or any omission that occurred prior to the time of such repeal, amendment, adoption or modification.

      If the General Corporation Law of the State of Delaware shall be amended after this Restated Certificate of Incorporation is filed with the Secretary of State of Delaware to authorize corporate action further eliminating or limiting the liability of directors, then a director of the corporation, in addition to the circumstances in which he is not liable immediately prior to such amendment, shall be free of liability to the fullest extent permitted by the General Corporation Law of Delaware, as so amended.